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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 22, 1996
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                          Commission File No.  0-24300
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                              NORRELL CORPORATION
                              -------------------
             (Exact name of registrant as specified in its charter)





          GEORGIA                                       58-0953709
- -------------------------------                         ----------
(State or other jurisdiction or                         (I.R.S. Employer
incorporation or organization)                          Identification No.)



3535 Piedmont Road, NE, Atlanta, GA                     30305
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(Address of principal executive offices)                (Zip Code)






Registrant's telephone number, including area code (404)240-3000
                                                   -------------





                                 Not Applicable
- --------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report.

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 22, 1996, Norrell Corporation and its affiliates Norrell Technical Services, Inc. and Norrell Services, Ltd. (collectively "Norrell"), entered into an Asset Purchase Agreement that was effective at the close of business on July 15, 1996, with Analytical Technologies, Inc. and ANATEC Canada, Inc. (collectively, "Anatec"). The agreement was for the purchase of all the assets and assumption of certain liabilities of Anatec for a cash purchase price of $30 million payable at closing and the right to receive a contingent payment based upon gross margin for the twelve-month period ending on December 31, 1996.

The purchase price was financed by borrowings under Norrell's revolving credit facility. Effective July 1996, the revolving credit facility which consisted of a $25 million overnight loan facility and a $55 million revolving credit facility was increased to a $40 million overnight loan facility and a $55 million revolving credit facility for a total facility of $95 million. The lenders under the revolving credit facility are Bank of America National Trust and Savings Association as agent, First Union National Bank of Georgia and Sun Trust Bank, Atlanta.

Anatec is a software services and technology organization servicing primarily Fortune 500 companies in the midwestern United States. Services include consulting, project management, software development, training and software systems integration services.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of business acquired.
             It is impractical to provide the required financial statements for Analytical Technologies, Inc. within the time this Current Report is required to be filed. Such financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report is required to be filed.

         (b) Pro forma financial information.
             It is impractical to provide the pro forma financial statements required by this Item within the time this Current Report is required to be filed. Such pro forma financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report is required to be filed.

         (c) Exhibits
         99. Asset Purchase Agreement dated July 22, 1996, by and among Analytical Technologies Inc., ANATEC Canada, Inc., Albert G. Schornberg, James A. Barbour, Timothy E. Tindle, David H. Cleland and Norrell Corporation, Norrell Technical Services, Inc., Norrell Services, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                  NORRELL CORPORATION
                                  (REGISTRANT)




Date:  August 2, 1996             By: /s/ C. Kent Garner
                                      ------------------------------------------
                                      C. Kent Garner
                                      Vice President and Chief Financial Officer
                                      (On behalf of the Registrant and as Chief
                                      Accounting Officer)


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